 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K/A

________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2015 (May 4, 2015)

INTERACTIVE INTELLIGENCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	000-54450 (Commission File Number)	45-1505676 (IRS Employer Identification No.)

7601 Interactive Way Indianapolis, IN 46278 (Address of principal executive offices, including zip code)

(317) 872-3000 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On May 4, 2015, Interactive Intelligence Group, Inc. (the “Company”) issued an earnings release describing its results of operations for its first quarter ended March 31, 2015 (the “Earnings Release”).  This amended Current Report on Form 8-K is being filed to include footnotes (1) and (2) to the Condensed Consolidated Statements of Operations, the Reconciliation of Net Loss to Adjusted EBITDA, and the Comprehensive Loss schedule in the Earnings Release, all of which were inadvertently omitted during the file conversion process for the filing of the Earnings Release with the Securities and Exchange Commission.  The correct and complete version of the Earnings Release, including these items, was issued by the Company through its customary newswire services.  A copy of the complete Earnings Release for the quarter ended March 31, 2015 is attached to this amended Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference.  All other information in the attached Earnings Release is identical to that in the original Current Report on Form 8-K.

The following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits:

       The following item is furnished as an exhibit to this current report on Form 8-K:

                                                                                           99.1- Press Release, dated May 4, 2015 issued by Interactive Intelligence Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Intelligence Group, Inc. (Registrant)

Date: May 5, 2015	By:	/s/ Stephen R. Head
Stephen R. Head Chief Financial Officer, Senior Vice President of Finance and Administration, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated May 4, 2015, issued by Interactive Intelligence Group, Inc.